Exhibit 99.1

News Release

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810	TEL. 978/475-9090	FAX: 978/474-9204

DYNAMICS RESEARCH CORPORATION
REPORTS RECORD THIRD QUARTER 2003 REVENUES
UP 32 PERCENT OVER LAST YEAR

Andover, Mass.—October 28, 2003—Dynamics Research Corporation (Nasdaq: DRCO) today reported record revenues of $62.4 million for the third quarter ended September 30, 2003 compared with revenues of $47.2 million for the same period in 2002. Earnings from continuing operations were $2.4 million, or $0.27 per diluted share, for the third quarter of 2003. This compares with earnings from continuing operations of $2.0 million, or $0.22 per diluted share, for the quarter ended September 30, 2002.

For the nine months ended September 30, 2003, DRC reported earnings from continuing operations of $6.0 million, or $0.68 per diluted share, on revenues of $183.2 million. For the first nine months of 2002, DRC had earnings from continuing operations of $5.7 million, or $0.64 per diluted share, on revenues of $142.0 million.

For the third quarter, the company reported net income of $2.2 million or $0.25 per diluted share, which includes a loss from discontinued operations of $0.147 million, or $0.02 per diluted share, reflecting the accrual of remaining Encoder facility lease expenses. For the nine months ended September 30, 2003, net income was $4.4 million, or $0.50 per diluted share.

Regarding operating results for the quarter, James P. Regan, chairman and chief executive officer, said, “I’m pleased that we delivered another solid quarter, with continued improvement in organic revenue growth and operating margin consistent with our expectations. DRC had another productive quarter as evidenced by attainment of the Software Engineering Institute Level 3 rating, important new business activity, contributions from our acquisitions and strong cash collections.”

The company will conduct a conference call today at 1:00 p.m. ET to discuss its third quarter results and the outlook for the remainder of 2003 and 2004 in more detail. The call will be available via telephone at (800) 915-4836, and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (800) 428-6051, passcode #309266, beginning at 3:00 p.m. October 28, 2003 through 11:59 p.m. November 5, 2003.

About Dynamics Research Corporation
Dynamics Research Corporation is an innovative solutions provider that partners with government customers to apply proven processes and technologies. DRC delivers engineering, logistics, training, simulation, modeling, and information technology services that enhance the performance and cost effectiveness of its customers’ mission critical systems. For additional information please visit the website at www.drc.com.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some of the statements contained or implied in this news release, may be considered forward-looking statements, that are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements. For more detailed information concerning how risks and uncertainties could affect the company’s financial results, please refer to DRC’s report Form 10-K and other reports filed with the SEC. The company assumes no obligation to update any forward-looking information.

CONTACT:	Elise P. Caffrey, Treasurer & Director, Investor Relations (978) 475-9090, Ext. 1309

ATTACHMENT I.

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three months ended
	September 30,

	2003	2002

Contract revenue	$60,602	$45,633
Product sales	1,830	1,521

Total revenue	62,432	47,154

Cost of contract revenue	51,386	38,412
Cost of product sales	1,342	1,137
Selling, engineering and administrative expenses	5,018	4,203
Amortization of intangible assets	423	136

Total operating costs and expenses	58,169	43,888

Operating income	4,263	3,266
Other income	51	57
Interest expense, net	(182)	(103)

Income from continuing operations before provision for income taxes	4,132	3,220
Provision for income taxes	1,745	1,236

Income from continuing operations	2,387	1,984
Loss from discontinued operations, net of tax benefits of $100 and $118 in 2003 and 2002, respectively	(147)	(191)

Net income	$2,240	$1,793

NET INCOME PER COMMON AND EQUIVALENT SHARE
Basic
Income from continuing operations	$0.29	$0.25
Loss from discontinued operations, net of taxes	(0.02)	(0.03)

Net income per common share	$0.27	$0.22

Diluted
Income from continuing operations	$0.27	$0.22
Loss from discontinued operations, net of taxes	(0.02)	(0.02)

Net income per common share	$0.25	$0.20

Weighted average shares outstanding
Weighted average shares outstanding — basic	8,259,833	7,986,550
Dilutive effect of options	735,157	952,967

Weighted average shares outstanding — diluted	8,994,990	8,939,517

ATTACHMENT II.

DYNAMICS RESEARCH CORPORATION

RESULTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Nine months ended
	September 30,

	2003	2002

Contract revenue	$177,840	$136,057
Product sales	5,336	5,961

Total revenue	183,176	142,018

Cost of contract revenue	150,389	115,861
Cost of product sales	3,877	3,836
Selling, engineering and administrative expenses	16,908	12,553
Amortization of intangible assets	1,301	203

Total operating costs and expenses	172,475	132,453

Operating income	10,701	9,565
Other income	131	60
Interest expense, net	(696)	(186)

Income from continuing operations before provision for income taxes	10,136	9,439
Provision for income taxes	4,159	3,766

Income from continuing operations	5,977	5,673
Loss from discontinued operations, net of tax benefit of $914 and $391 in 2003 and 2002, respectively	(1,360)	(590)
Loss on disposal of discontinued operations, net of tax benefit of $157 in 2003	(233)	—

Net income	$4,384	$5,083

NET INCOME PER COMMON AND EQUIVALENT SHARE
Basic
Income from continuing operations	$0.73	$0.72
Loss from discontinued operations, net of taxes	(0.19)	(0.08)

Net income per common share	$0.54	$0.64

Diluted
Income from continuing operations	$0.68	$0.64
Loss from discontinued operations, net of taxes	(0.18)	(0.07)

Net income per common share	$0.50	$0.57

Weighted average shares outstanding

Weighted average shares outstanding — basic	8,192,299	7,928,678
Dilutive effect of options	584,324	991,685

Weighted average shares outstanding — diluted	8,776,623	8,920,363

ATTACHMENT III.

DYNAMICS RESEARCH CORPORATION

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	September 30,	December 31,
	2003	2002

Assets
Cash and cash equivalents	$2,694	$1,076
Receivables	26,723	29,819
Unbilled expenditures and fees on contracts in process	30,291	26,614
Prepaid expenses and other current assets	5,053	1,727
Current assets of discontinued operations	—	3,432

Total current assets	64,761	62,668
Property, plant and equipment, net	18,760	15,608
Deferred income tax asset	1,501	1,559
Goodwill	26,613	26,169
Intangible assets, net	2,765	4,066
Other noncurrent assets	1,475	1,275
Noncurrent assets of discontinued operations	—	331

Total assets	$115,875	$111,676

Liabilities and stockholders’ equity
Current portion of long-term debt	$500	$500
Notes payable and revolver	8,500	14,644
Current deferred income taxes	6,907	6,524
Accounts payable	13,066	12,334
Accrued payroll and employee benefits	15,042	11,898
Other accrued expenses	3,552	3,531
Current liabilities of discontinued operations	1,143	1,009

Total current liabilities	48,710	50,440
Long-term debt	7,875	8,250
Accrued pension liability	11,778	11,778
Other long-term liabilities	931	1,399
Long-term liabilities of discontinued operations	605	—
Stockholders’ equity	45,976	39,809

Total liabilities and stockholders’ equity	$115,875	$111,676

ATTACHMENT IV.

DYNAMICS RESEARCH CORPORATION

SUPPLEMENTAL INFORMATION (unaudited)

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Capital expenditures — continuing operations	$2,188	$729	$5,416	$2,331
Capital expenditures — total company	$2,188	$803	$5,416	$2,442
Depreciation — continuing operations	$689	$585	$2,248	$2,247
Depreciation — total company	$689	$618	$2,301	$2,433
Bookings — continuing operations	$51,426	$38,505	$181,250	$120,304
Bookings — total company	$51,426	$40,521	$183,191	$126,451
Funded backlog — continuing operations	$109,172	$90,443
Funded backlog — total company	$109,172	$91,164

	September 30,	December 31,	September 30,
	2003	2002	2002

Employees — continuing operations	1,758	1,765	1,454
Employees — total company	1,760	1,858	1,548